UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2012

Bohai Pharmaceuticals Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0697405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.

No. 9 Daxin Road, Zhifu District

Yantai, Shandong Province, China 264000

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

Update on Convertible Notes

On January 5, 2010, Bohai Pharmaceuticals Group, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain accredited investors (the “Investors”), for which Euro Pacific Capital, Inc. (“Euro Pacific”) is acting as representative, whereby the Company issued two-year convertible notes in the aggregate amount of $12 million (collectively, the “Notes”) and warrants to purchase shares of the Company’s common stock. As of the date of this Report, there is currently $9.41 million due under the Notes and the maturity date of the Notes, as extended by the Second Amendment to the Notes, was October 5, 2012.

As previously reported, the Company has encountered significant difficult in converting the funds it generates from its business in China (denominated in the Chinese currency, the RMB) into US Dollars in order to make payments under the Notes. In an effort to demonstrate its commitment to repaying the Notes, the Company and Euro Pacific established an RMB denominated escrow account in China and deposited into such escrow account the remaining outstanding amount of the Notes. As of the date of this Report, the escrow account remains in place and the Company continues to work on converting RMB to Dollars in order to make payments under the Notes. However, the Company was not able to accomplish this by the October 5, 2012 maturity date under the Notes. As described further below, the Company is currently working with Euro Pacific as representative of the Investors on an amendment to the Notes which would extend the maturity date of the Notes further. As of the date of this Report, no written agreement has been entered into in this regard.

The Company has, however, paid the quarterly interest due under the Notes as of October 5, 2012 in two installments, with the final payment delivered October 31, 2012.

In addition, the Company is currently seeking to repay $0.94 million as a portion of the principal payment before November 30, 2012. Based on its discussions with Euro Pacific, in the event the $0.94 million principal is received before November 30, 2012, the Company and Euro Pacific expect to (i) enter into a Fourth Amendment to the Notes to extend the maturity date thereof from October 5, 2012 to April 5, 2013; and (ii) maintain the interest rate on the Notes at an annual rate of 12% (which was previously increased from the original 8% in consideration of extending the maturity date of the Notes).

The Company will continue to work with Euro Pacific on this matter and will continue its efforts to meet its obligations to the Note holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2012	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Hong Wei Qu
Name: Hong Wei Qu
Title: Chief Executive Officer